Exhibit 3.2

BYLAWS

OF

DESTINATION MATERNITY CORPORATION

ARTICLE I. Stockholders Meetings

Section 1. Place of Meetings. The meetings of the stockholders shall be held at such time and at such place within or without the State of Delaware as shall be designated by the Board of Directors.

Section 2. Annual Meeting. The annual meeting of stockholders shall be held on such date as may be fixed by the Board of Directors, or if no such date is fixed, then on the first Monday in June in each year, or if such day is a legal holiday, then on the first day following that is not a legal holiday.

Section 3. Special Meetings. Special meetings of the stockholders may be called at any time by the Chairman, the Chief Executive Officer, the President or the Board of Directors.

Section 4. Notice of Meetings. Written notice stating the place, day and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be mailed, transmitted electronically in the manner provided in Section 232 of the Delaware General Corporation Law (the “DGCL”) or personally delivered not less than ten (10) nor more than sixty (60) days prior to the date of the meeting, by the Secretary, to each stockholder of record entitled to vote at such meeting. Waiver by a stockholder of notice of a stockholders meeting, in writing, signed by him or her, or waiver by electronic transmission by him or her, whether before or after the time of such meeting, or attendance at such meeting, shall be equivalent to the giving of such notice.

Section 5. Voting Rights. Every holder of record, as provided below, of common stock shall be entitled to vote, in person or by proxy executed in writing and delivered to the Secretary, at or before the meeting and shall be entitled to one vote for each share of stock standing in his or her name; provided that no revocable proxy shall be voted if executed more than three years prior to the date of such meeting. Except as may otherwise be provided by the Board of Directors from time to time, only stockholders of record at the close of business on a day twenty (20) days prior to the date of a meeting shall be entitled to vote at such meeting.

Section 6. Quorum. The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting shall constitute a quorum for the transaction of business. In the absence of a quorum any meeting may be adjourned from time to time.

Section 7. Notice for Nominations and Proposals.

a. Annual Meetings.

(i) Nominations and Proposal of Business. Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders at an annual meeting of stockholders may be made (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or, with respect to director nominations, any committee of the Board of Directors the responsibilities of which include oversight of director nominations, or (C) by any stockholder of the Corporation who (1) is a stockholder of record at the time of giving of notice provided for in this Section 7(a) and at the time of the annual meeting, (2) is present in person at the meeting, (3) is entitled to vote at the meeting and (4) complies with the notice procedures set forth in this Section 7(a). Clause (C) in the foregoing sentence provides the exclusive means for a stockholder to nominate a person for election to the Board of Directors or submit proposals of other business before an annual meeting of stockholders (except as otherwise set forth in paragraph (e)(iv) of this Section 7). In addition, any business proposed by a stockholder to be considered by the stockholders at an annual meeting of stockholders must be a proper matter for stockholder action under the DGCL and the certificate of incorporation of the Corporation.

(ii) Stockholder Nominations of Directors. For nominations by a stockholder of persons for election to the Board of Directors and proposals by a stockholder for any other business to be properly brought before an annual meeting of stockholders pursuant to clause (C) of paragraph (a)(i) of this Section 7, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice with respect to any annual meeting must be received by the Secretary at the principal executive offices of the Corporation not later than the 60th day nor earlier than the 90th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder must be so received not earlier than the 90th day prior to the annual meeting and not later than the later of the 60th day prior to the annual meeting or the 15th day following the day on which public announcement of the date of the meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. A stockholder’s notice shall set forth:

(A) as to each person whom the stockholder proposes to nominate for election or reelection as a director, (1) all information relating to such person that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (2) a description of all direct and indirect compensation, economic interests and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder any beneficial owner on whose behalf the nomination is made, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any such beneficial owner, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the proposed nominee were a director or executive officer of such registrant, (3) a description of all relationships between the proposed nominee and the stockholder and any such beneficial owner, and of any agreements, arrangements and understandings between the stockholder and any such beneficial owner, and the proposed nominee regarding the nomination, and (4) a description of all relationships between the stockholder, any such beneficial owner, or the proposed nominee, on the one hand, and any of the Corporation’s competitors, customers, suppliers, labor unions (if any) and any other persons with special interests regarding the Corporation, on the other hand;

(B) as to any business other than a proposed nomination of a director or directors that the stockholder proposes to bring before the meeting, set forth (1) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and any beneficial owner on whose behalf the proposal of such business is made, in such business, (2) a description of all contracts, arrangements, understandings and relationships between such stockholder and any such beneficial owner, on the one hand, and any other person or persons (including their names), on the other hand, in connection with the proposal of such business by such stockholder and (3) the text of the proposal (including the text of any resolutions proposed for consideration); and

(C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposed nomination or proposal is made, (1) the name and address of such stockholder, as they appear on the Corporation’s books, the telephone number of such stockholder, and the name, address and telephone number of any such beneficial owner, (2)(a) the class or series and number of shares of the Corporation which are, directly or indirectly, owned of record by such stockholder and beneficially by any such beneficial owner and the time period such shares have been held, (b) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by such stockholder or any such beneficial owner, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (c) any proxy, agreement, arrangement, understanding or relationship pursuant to which such stockholder or beneficial owner has a right to vote any shares of any security of the Corporation or has granted any such right to any person or persons, (d) any short interest in any security of the Corporation (for purposes of these bylaws a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any agreement, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in value of the subject security) on the part of such stockholder or beneficial owner, (e) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or beneficial owner that are separated or separable from the underlying shares of the Corporation, (f) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or beneficial owner is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (g) any performance-related fees (other than an asset-based fee) that such stockholder or beneficial owner is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or beneficial owner’s immediate family sharing the same household (which information shall be supplemented by such stockholder and beneficial owner not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (h) any other information relating to such stockholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or the election of directors in a contested election pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder, (i) any material pending or threatened legal proceeding in which such stockholder or beneficial owner is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, and (j) any direct or indirect material interest in any material contract or agreement of such stockholder or beneficial owner with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement), (3) a representation that such stockholder intends to be present in person at the meeting, and (4) a representation that such stockholder and such beneficial owner, if any, intend to continue to hold the reported shares, Derivative Instruments or other interests through the date of the Corporation’s next annual meeting of stockholders, and (5) a completed and signed questionnaire, representations, agreement and consent required in clauses (A), (B) and (C) of paragraph (a)(iii) of this Section 7, prepared with respect to and signed by such stockholder and beneficial owner. For purposes of satisfying the requirements of clause (2) of this paragraph with respect to a beneficial owner, the beneficial owner shall supply to the Corporation either (a) a statement from the record holder of the shares, Derivative Instruments or other interests verifying the holdings of the beneficial owner and indicating the length of time the shares, Derivative Instruments or other interests have been held by such beneficial owner, or (b) a current Schedule 13D, Schedule 13G, Form 3, Form 4 or Form 5 filed with the Securities and Exchange Commission reflecting the holdings of the beneficial owner, together with a statement of the length of time that the shares, Derivative Instruments or other interests have been held. If a proposed nomination or proposal is submitted by a group of two or more stockholders, the information regarding the stockholders and any corresponding beneficial owners must be submitted with respect to each stockholder in the group and any corresponding beneficial owners.

(iii) Requirements of Recommended Nominee. The notice required pursuant to paragraph (a)(ii) of this Section 7 in connection with a proposed nomination of a person for election or reelection as a director of the Corporation must be accompanied by (A) a written questionnaire with respect to the background and qualification of such recommended nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request), (B) the written consent of each recommended nominee to: (1) provide, within such time period specified by the Corporation, such information concerning the recommended nominee as may reasonably be required by the Nominating and Corporate Governance Committee and/or Board of Directors to determine the eligibility of such recommended nominee to serve as an independent director of the Corporation, that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee, and (2) a background check to confirm the qualifications and character of the recommended nominee, to make such determinations as the Nominating and Corporate Governance Committee or the Board of Directors may deem appropriate or necessary, and (C) the written representation and agreement (in the form provided by the Secretary upon written request) of the recommended nominee that he or she (1) is not and will not become a party to (a) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (b) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (2) is not a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed to the Corporation, and that he or she will promptly disclose to the Secretary  any such agreement, arrangement or understanding that arises at any time during the nominee’s service on the Board of Directors, and (3) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance if elected as a director of the Corporation, and will comply, with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

(iv) Increase in Directors to be Elected. Notwithstanding anything in paragraph (a)(ii) of this Section 7 to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation at the annual meeting is increased pursuant to an act of the Board of Directors of the Corporation and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors on or before the date which is 10 days before the latest date by which a stockholder may timely notify the Corporation of nominations or other business to be brought by a stockholder in accordance with paragraph (a)(ii) of this Section 7, a stockholder’s notice required by this Section 7 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the 10th day following the day on which such public announcement is first made by the Corporation.

b. Special Meetings. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting (or any supplement thereto). Nominations of persons for election to the Board of Directors at a special meeting of stockholders at which the Corporation’s notice of meeting (or any supplement thereto) indicates that directors are to be elected may be made (A) pursuant to the Corporation’s notice of meeting (or any supplement thereto), (B) by or at the direction of the Board of Directors or any committee of the Board of Directors responsible for the oversight of director nominations, or (C) by any stockholder of the Corporation who (1) is a stockholder of record at the time of giving of notice provided for in this paragraph (b) and at the time of the special meeting, (2) is present in person at the meeting, (3) is entitled to vote at the meeting and (4) complies with the notice procedures set forth in this paragraph (b) as to such nomination, including the submission of all required information and documents required by this Section 7 and compliance with all applicable procedures regarding updating and supplementing notices (other than with respect to timing requirements, which shall be governed by the next sentence). A stockholder’s notice with respect to any proposed nominee (including the completed and signed questionnaire, representations, consent and agreement required by clauses (A), (B) and (C) of paragraph (a)(iii) of this Section 7) shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the 90th day prior to such special meeting and not later than the later of the 60th day prior to such special meeting or the 15th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall any adjournment or postponement of a special meeting or the announcement thereof commence a new time period for the giving of a stockholder’s notice as described above. Clause (C) in the second sentence of this paragraph (b) provides the exclusive means for a stockholder to nominate a person for election to the Board of Directors before a special meeting of stockholders.

c. Requirement to Supplement Notice. A stockholder shall update and supplement its notice to the Corporation of any proposed nomination or of its intent to propose business at a stockholders meeting as needed so that the information provided or required to be provided in such notice shall be true and correct as of the record date for notice of the meeting and again as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement must be received by the Secretary at the principal executive offices of the Corporation not later than: (A) in the case of the update and supplement required to be made as of the record date, 5 business days after the record date for notice of the meeting; and (B) in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof, not later than 8 business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed).

d. General.

(i) Procedural Compliance. Only such persons who are nominated in accordance with the procedures set forth in this Section 7 shall be eligible to stand for election to the Board of Directors at a meeting of stockholders, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 7. Except as otherwise provided by law, the certificate of incorporation of the Corporation or these bylaws, the Chairman of the Board of Directors shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this bylaw and, if any proposed nomination or business is not in compliance with this Section 7, to declare that such defective proposal or nomination shall be disregarded.

(ii) Definitions. For purposes of this Section 7:

(A) the term “present in person” shall mean that the stockholder proposing that the business be brought before the meeting of the Corporation, or a qualified representative of such proposing shareholder, appear at such meeting,

(B) a “qualified representative” of such proposing shareholder shall be, if such proposing shareholder is (1) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (2) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company, or (3) a trust, any trustee of such trust.

(C) the term “public announcement” shall mean disclosure by means of any method or combination of methods compliant with Regulation FD under the Exchange Act.

(iii) Non-Exclusivity. If the Corporation is required under Rule 14a-8 under the Exchange Act to include a stockholder’s proposal in its proxy statement, such stockholder shall be deemed to have given timely notice for purposes of this bylaw with respect to such proposal. Nothing in this Section 7 shall be deemed to affect any rights of the holders of any series of preferred stock or the Corporation to elect directors.

(iv) Rule 14a-8 under the Exchange Act; Preferred Stock. Nothing in this Section 7 shall be deemed to affect any rights of (A) stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act, or (B) the holders of any series of Preferred Stock if and to the extent provided for under law, the certificate of incorporation of the Corporation or these bylaws.

(v) Waiver by Board of Directors. The Board of Directors may, in its sole discretion, waive any condition or requirement of any provision of this Section 7 in one or more instances. Neither the waiver by the Board of Directors of any condition or requirement of any provision of this Section 7, nor the failure by the Board of Directors, in one or more instances, to enforce any of the provisions of this Section 7, shall be construed as a waiver of any such condition or requirement in any other instance.

ARTICLE II. Directors

Section 1. Number of Directors. The business of the Corporation shall be managed by or under the direction of a Board of Directors consisting of nine directors, or such number of directors as the stockholders or the directors may from time to time by resolution direct. Directors need not be stockholders.

Section 2. Term of Office and Election. Each director shall hold office for a term expiring at the next annual meeting of stockholders following his or her election, and until such director’s successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal. Directors shall be elected by the vote of the majority of the votes cast with respect to a director nominee’s election at any meeting of the stockholders called for the purpose of the election of directors at which a quorum is present, provided that if as of a date that is ten (10) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission, the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of votes cast by the shares entitled to vote in the election.

For the purposes of these Restated Bylaws, a “majority of the votes cast” means that the number of shares voted “for” a director must exceed the number of votes “against” with respect to that director.”

Section 3. Resignations. Any director of the Corporation may resign at any time by giving written notice to the Board of Directors or to the President or to the Secretary of the Corporation. The resignation of any director shall take effect at the time specified therein; and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.  In the event that a director fails to receive the number of votes required for reelection to the Board of Directors, the Nominating and Governance Committee of the Board of Directors (or any successor committee of the Board of Directors) will make a recommendation to the Board of Directors as to whether the Board of Directors should accept the director’s resignation, reject the director’s resignation or take such other action as the Committee may recommend.  The Board of Directors will act on the Committee’s recommendation and publicly disclose its decision and the rationale behind such decision within ninety (90) days after certification of the election results.

Section 4. Removal of Directors. A director may be removed with or without cause, at any time by the affirmative vote of a majority in voting power of the stockholders; and the vacancy in the Board of Directors caused by any such removal may be filled by the stockholders or by the affirmative vote of a majority of the remaining directors, though less than a quorum, both subject to the provisions of Article II, Section 5 hereof.

Section 5. Vacancies. Any vacancy occurring in the Board of Directors, including vacancies resulting from an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum, or by election of stockholders. A director so elected shall hold office for a term expiring at the next annual meeting of stockholders following his or her election, and until such director’s successor shall have been duly elected and qualified or until his or her earlier death, resignation or removal.

Section 6. Chairman of the Board. The Board of Directors may elect a Chairman of the Board from among its members. The Chairman of the Board, if one is elected, shall preside at and serve as chairman of meetings of the stockholders and of the Board of Directors. The Chairman of the Board shall perform other duties and have other authority as may from time to time be delegated by the Board of Directors.

Section 7. Meetings of the Board; Notice. Meetings of the Board of Directors may be held upon the call of the Chairman of the Board of Directors, the Chief Executive Officer, the President or a majority of the directors then in office by mailing a written notice of the same to each director at his or her last known post office address at least two (2) days before the meeting or by causing the same to be delivered personally or to be transmitted by telegraph, cable, electronic transmission, telephone or verbally at least twenty-four (24) hours before the meeting to each director. Notice may be waived in writing or by electronic transmission before or after the time of such meeting, and attendance of a director at a meeting shall constitute a waiver of notice thereof. Neither the business to be transacted at, nor the purpose of, any meeting need be specified in the notice of such meeting.

Section 8. Quorum and Manner of Action. A majority of the entire Board of Directors shall be required to constitute a quorum for the transaction of business at any meeting, and, except as otherwise provided by statute or by these bylaws, the act of a majority of the directors present and voting at any meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum be had. Notice of any adjourned meeting need not be given.

Section 9. Written Consent in Lieu of a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting, if all members of the Board of Directors or of such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

ARTICLE III. Committees

Section 1. Committees of Directors. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate one or more committees, each committee to consist of one or more of the directors of the Corporation. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation of the Corporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution or amending the bylaws of the Corporation; and, unless the resolution expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required. The Board of Directors shall establish and maintain a Compensation Committee, an Audit Committee, and a Nominating and Corporate Governance Committee, the duties and powers of which are described herein.

Section 2. Compensation Committee. Except to the extent otherwise provided in the charter of the Compensation Committee or as may otherwise be determined by the Board of Directors from time to time, the Compensation Committee will discharge the Board of Director’s responsibilities relating to compensation of the Corporation’s directors and executive officers, oversee the administration of the Company’s incentive and equity-based compensation plans and review costs and structure of key employee benefit and fringe benefit plans and programs, and review and discuss with management any disclosure concerning director or executive compensation to be included in the Corporation’s filings with the Securities Exchange Commission.

Section 3. Audit Committee. Except to the extent otherwise provided in the charter of the Audit Committee or as may otherwise be determined by the Board of Directors from time to time, the Audit Committee will oversee the Corporation’s accounting and financial reporting processes, including through (i) review and oversight of the Corporation’s systems of internal controls established for finance, accounting, legal compliance and ethics, and overseeing changes to correct internal control weaknesses, if necessary, (ii) oversight of the Corporation’s relationship with its independent public accountants and monitoring their independence and performance, (iii) oversight and review of the audits of the Corporation’s financial statements, and (iv) provision of effective communication between the Board, senior and financial management and the Corporation’s independent public accountants.

Section 4. Nominating and Corporate Governance Committee. Except to the extent otherwise provided in the charter of the Nominating and Corporate Governance Committee or as may otherwise be determined by the Board of Directors from time to time, the Nominating and Corporate Governance Committee will (i) determine the nomination of directors to be selected by the Board of Directors for election by the stockholders, (ii) in the case of vacancies on the Board of Directors, recommend nominees to be elected by the Board of Directors, (iii) assist the Board of Directors in determining the composition of the Board and its committees, and (iv) recommend to the Board of Directors a set of corporate governance principles and play a leadership role in shaping the Corporation’s corporate governance.

Section 5. Meetings of Committees. Each committee of the Board shall fix its own rules of procedure consistent with the provisions of the Board of Directors governing such committee, and shall meet as provided by such rules or by resolution of the Board of Directors, and it shall also meet at the call of its chairperson or any two members of such committee. Unless otherwise provided by such rules or by such resolution, the provisions of Article II of these bylaws relating to the place of holding, the giving of notice, and the quorum required for meetings of the Board of Directors shall govern the committees thereof. A majority of each committee shall constitute a quorum thereof. The vote of a majority of such quorum at a duly constituted meeting shall be sufficient to authorize any action within the scope of responsibilities of each committee, unless otherwise provided by the rules of such committee or by resolution of the Board of Directors. Each committee shall keep minutes of its meetings and all actions taken by such committee shall be reported to the Board of Directors at its next meeting.

ARTICLE IV. Officers

Section 1. Number of Officers. The Board may elect a Chief Executive Officer, a President, a Chief Operating Officer, one or more Vice Presidents, a Secretary, a Chief Accounting Officer, a Treasurer and such other officers and assistant officers and agents as may be chosen by the Board from time to time. Any two offices may be held by one person. One of the officers shall have the duty to record the proceedings of the meetings of the stockholders and directors in a book to be kept for that purpose.

Section 2. Tenure. Officers shall serve at the pleasure of the Board of Directors.

Section 3. Chief Executive Officer. The Chief Executive Officer shall have general supervision of the affairs of the Corporation, subject to the policies and direction of the Board of Directors, and shall supervise and direct all of the officers and employees of the Corporation but may delegate in his or her discretion any of his or her powers to any officer or such other executives as he or she may designate. He or she shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. In the absence of the Chairman of the Board of Directors or during any disability on the part of the Chairman to act, the Chief Executive Officer shall preside at all meetings of stockholders and directors, and shall perform such other duties as the Board of Directors may bestow upon him or her.

Section 4. President. The President shall see that all orders and resolutions of the Board of Directors are carried into effect and shall have general and active management of the business of the Corporation. He or she shall have the authority to execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed or except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation. If, for any reason, the Corporation does not have a Chief Executive Officer, the President shall assume the duties of that officer as well.

Section 5. Chief Operating Officer. The Chief Operating Officer shall have supervision of the operation of the Corporation, subject to the policies and directions of the Board of Directors. He or she shall provide for the proper operation of the Corporation and oversee the internal interrelationship amongst any and all departments of the Corporation. He or she shall submit to the Chief Executive Officer, President and the Board of Directors timely reports on the operations of the Corporation.

Section 6. Vice President. Each Vice President shall in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties as may be prescribed from time to time by these bylaws or by the Board of Directors.

Section 7. Secretary. Unless otherwise provided by the Board of Directors, the Secretary shall attend all meetings of the stockholders and Board of Directors and shall record all the proceedings of such meetings in the minute book of the Corporation. He or she shall give proper notice of meetings of stockholders and the Board of Directors and other notices required by law or by these bylaws. He or she shall perform such other duties as these bylaws or the Board of Directors may from time to time prescribe.

Section 8. Chief Accounting Officer. The Chief Accounting Officer shall be the chief accounting officer of the Corporation and shall arrange for the keeping of adequate records of all assets, liabilities and transactions of the Corporation. He or she shall provide for the establishment of internal controls and see that adequate audits are currently and regularly made. He or she shall submit to the Chief Executive Officer, President and the Board of Directors timely statements of the accounts of the Corporation and the financial results of the operations thereof.

Section 9. Treasurer. Unless otherwise provided by the Board of Directors, the Treasurer shall keep correct and complete financial records of the Corporation and shall have custody of the corporate funds, securities, and other valuable effects of the Corporation. He or she shall deposit all monies and other valuable effects, in the name of the Corporation, in such depositories as may be designated by the Board of Directors. He or she shall furnish at meetings of the Board of Directors, or whenever requested, a statement of the financial condition of the Corporation, and shall perform all such other duties as these bylaws or the Board of Directors may from time to time prescribe.

ARTICLE V. Indemnification

Section 1. Indemnification by Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

Section 2. Suit by or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 3. Success on the Merits. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 or 2 of this Article, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him or her in connection therewith.

Section 4. Determination that Indemnification is Proper. Any indemnification under Sections 1 or 2 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in such section. Such determination shall be made:

1.	By the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or
2.	If such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or
3.	By the stockholders.

Section 5. Expenses. Expenses (including attorneys’ fees) incurred by an officer or director in defending a civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized in this Article V. The financial ability of an officer or director to repay an advance shall not be a prerequisite to the making of such advance. Such expenses (including attorneys’ fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate.

Section 6. Personal Liability of Director or Officer. No director or officer of the Corporation shall be personally liable to the Corporation or to any stockholder of the Corporation for monetary damages for breach of fiduciary duty as a director or officer, provided that this provision shall not limit the liability of a director or officer (i) for any breach of the director’s or the officer’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, or (iv) for any transaction from which the director or officer derived an improper personal benefit.

Section 7. Non-Exclusivity of Indemnification Rights. The indemnification and advancement of expenses provided by or granted pursuant to the other sections of this Article V shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office.

Section 8. Insurance. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the other company, partnership, joint venture, trust or other enterprise would have the power to indemnify him or her against such liability under the provisions of this Article V.

Section 9. Continuance of Indemnification. The indemnification and advancement of expenses provided by or granted pursuant to, this Article V shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The rights to indemnification and advancement of expenses provided by or granted pursuant to this Article V shall constitute a contract between the Corporation and each director, officer, employee or agent of the Corporation in each circumstance, and each such person shall have all rights available in law or equity to enforce such contract rights against the Corporation. Any repeal or modification of any provision of this Article V shall not adversely affect or deprive any director, officer, employee or agent of any right or protection offered by such provision prior to such repeal or modification.

Section 10. Definition of “the Corporation”. For purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting Corporation, any constituent Corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer employee or agent of such constituent Corporation, or is or was serving at the request of such constituent Corporation as a director, officer, employee or agent of another Corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this Article V with respect to the resulting or surviving Corporation as he or she would have with respect to such constituent Corporation of its separate existence had continued.

Section 11. Definition of “Other Enterprises”. For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan Shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.

ARTICLE VI. Capital Stock

Section 1. Issuance of Shares. The capital stock, including both authorized but previously unissued shares, as well as treasury shares, may be issued for such consideration, not less than the par value thereof in the case of shares having par value, as shall be fixed from time to time by the Board of Directors.

Section 2. Transfer of Shares. The shares of the Corporation shall be transferable on the books of the Corporation (a) with respect to certificated shares of stock only upon the surrender of each certificate representing the same, properly endorsed by the registered holder or by his or her duly authorized attorney, or with separate written assignment accompanying the certificates or (b) with respect to uncertificated shares of stock, upon duly executed instructions provided to the Corporation through its duly authorized transfer agent or otherwise.

Section 3. Certificate of Stock. Unless the Board of Directors shall by resolution provide that some or all of any class or series of stock shall be uncertificated shares, the shares of the Corporation shall be represented by certificates meeting the requirements of the DGCL and shall be in such form as shall be approved by the Board of Directors. Any resolution by the Board of Directors providing for uncertificated shares shall not apply to shares represented by a certificate until the certificate is surrendered to the Corporation.

Section 4. Uncertificated Shares of Stock. With regard any uncertificated shares of stock, the Corporation shall provide any written notices required under the DGCL, including a written notice required by Section 151(f) of DGCL which shall be sent to the registered owner of the uncertificated shares within a reasonable time after the issuance or transfer of any uncertificated shares.

Section 5. Lost, Destroyed and Mutilated Certificates. The holder of any stock issued by the Corporation that is represented by a certificate issued by the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefore, or failure to receive such certificate, and the Board of Directors or the Secretary of the Corporation, may, in its or his or her discretion, cause to be issued to him or her a new certificate or certificates of stock, upon compliance with such rules and regulations and/or procedures as may be prescribed or have been prescribed by the Board of Directors with respect to the issuance of new certificates in lieu of such lost, destroyed or mutilated certificate or certificates of stock issued by the Corporation which are not received.

ARTICLE VII. Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Corporation; (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer,  employee or agent of the Corporation to the Corporation or the Corporation’s stockholders; (iii) any action asserting a claim against the Corporation or any director, officer,  employee or agent of the Corporation arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws of the Corporation (in each case, as they may be amended from time to time); or (iv) any action asserting a claim against the Corporation or any director, officer, employee or agent of the Corporation governed by the internal affairs doctrine, shall be the Court of Chancery of the State of Delaware (or if the Court of Chancery does not have jurisdiction, another state or federal court located within the State of Delaware).

ARTICLE VIII. Miscellaneous

Section 1. Seal. The corporate seal shall be circular in form and have inscribed thereon the name of the Corporation and the words and figures “Corporate Seal, 1980, Delaware.”

Section 2. Fiscal Year. The fiscal year of the Corporation shall be fixed by the Board of Directors.

ARTICLE IX. Amendments

These may be amended, altered, repealed or supplemented at any regular meeting of the stockholders or of the Board of Directors or at any special meeting called for any such purpose by the affirmative vote of (i) the holders of capital stock entitled to cast a majority of the votes entitled to be cast by all issued and outstanding capital stock with respect to the election of directors, or (ii) a majority of the entire Board of Directors, as the case may be.

As Amended 12/22/2016